                      ASPECT TELECOMMUNICATIONS CORPORATION

                                  EXHIBIT 11.1:
                 Statement re: Computation of Earnings Per Share
                    (in thousands, except per share amounts)


                                               Three Months Ended June 30,         Six Months Ended June 30,
                                              ----------------------------        ----------------------------
                                                 1997              1996              1997              1996
                                              ==========        ==========        ==========        ==========

Primary:
    Weighted average common shares
      outstanding during the period               49,056            42,687            48,975            42,569
    Common share equivalents:
      Dilutive effect of stock options             2,900             3,936             3,226             3,777
                                              ----------        ----------        ----------        ----------

         Total                                    51,956            46,623            52,201            46,346
                                              ==========        ==========        ==========        ==========


    Net income                                $   12,576        $    9,074        $   23,802        $   17,499
                                              ==========        ==========        ==========        ==========


Primary earnings per share                    $     0.24        $     0.19        $     0.46        $     0.38
                                              ==========        ==========        ==========        ==========

                      ASPECT TELECOMMUNICATIONS CORPORATION

                 Statement re: Computation of Earnings Per Share
                    (in thousands, except per share amounts)


                                                  Three Months Ended June 30,           Six Months Ended June 30,
                                                  ----------------------------        ----------------------------
                                                     1997              1996              1997              1996
                                                  ----------        ----------        ----------        ----------

Fully Diluted:
    Weighted average common shares
      outstanding during the period                   49,056            42,687            48,975            42,569
    Common share equivalents:
      Dilutive effect of stock options                 3,007             3,936             3,226             3,915
      Weighted average shares issuable
         upon assumed conversion of debt                --               5,659              --               5,659
                                                  ----------        ----------        ----------        ----------

         Total                                        52,063            52,282            52,201            52,143
                                                  ==========        ==========        ==========        ==========


    Net income                                    $   12,576        $    9,074        $   23,802        $   17,499
    Interest expense during the period on
      convertible subordinated debentures,
      net of tax                                        --                 461              --                 922
                                                  ----------        ----------        ----------        ----------
    Net income adjusted for
      fully diluted calculations                  $   12,576        $    9,535        $   23,802        $   18,421
                                                  ==========        ==========        ==========        ==========


Fully diluted earnings per share                  $     0.24        $     0.18        $     0.46        $     0.35
                                                  ==========        ==========        ==========        ==========